Exhibit 99.1

Restaurant Brands International Inc. Announces

Receipt of Exchange Notice, Intent to Use Common Shares to Satisfy Exchange

and

Commencement of Secondary Offering of Common Shares

TORONTO, ON, August 8, 2019 /CNW/ - Restaurant Brands International Inc. (“RBI” or the “Company”) (TSX/NYSE: QSR) announced today that Restaurant Brands International Limited Partnership (“RBI LP”) had received an exchange notice from HL1 17 LP, an affiliate of 3G Capital Partners Ltd. (“3G Capital”), to exchange 20,000,000 Class B exchangeable limited partnership units (the “Exchangeable Units”) of RBI LP. RBI LP intends to satisfy this notice with the delivery of 20,000,000 common shares (the “Exchange”).

RBI also announced that HL1 17 LP has commenced an underwritten registered public offering of 20,000,000 common shares. HL1 17 LP expects to enter into a forward sale agreement with Morgan Stanley (the “forward counterparty”) with respect to 20,000,000 common shares. In connection with the forward sale agreement, the forward counterparty or its affiliates are expected to borrow and sell to the underwriter an aggregate of 20,000,000 common shares that will be delivered in this offering. HL1 17 LP is expected to physically settle the forward sale agreement by delivering to the forward counterparty the common shares received upon the Exchange. Upon settlement of the forward sale agreement, HL1 17 LP will receive, in cash, the public offering price of the 20,000,000 common shares, less underwriting discounts and commissions, subject to certain adjustments as provided in the forward sale agreement. The settlement of the forward sale agreement and the Exchange is expected to occur on or before August 29, 2019.

RBI will not sell any common shares in the offering and will not receive any proceeds from the sale of the common shares. The aggregate number of Exchangeable Units and common shares will not change as a result of the transactions.

Morgan Stanley will serve as sole book-running manager in the offering.

The offering is being made pursuant to an effective shelf registration statement (containing a prospectus) filed with the Securities & Exchange Commission. A preliminary prospectus supplement relating to the offering will be filed with the SEC and will be available on the SEC’s website at http://www.sec.gov. A copy of the preliminary prospectus supplement and accompanying prospectus relating to the offering may be obtained by contacting Morgan Stanley & Co. LLC, Attention: Prospectus Department, 180 Varick Street, 2nd Floor New York, NY 10014.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of such state or other jurisdiction. Neither the preliminary prospectus supplement nor the accompanying prospectus relating to the offering constitutes a prospectus under Canadian securities laws and therefore does not qualify the securities offered thereunder in Canada.

Contacts

Investors

investor@rbi.com

Media

media@rbi.com

About Restaurant Brands International

Restaurant Brands International Inc. is one of the world’s largest quick service restaurant companies with more than $32 billion in system-wide sales and over 26,000 restaurants in more than 100 countries and U.S. territories. RBI owns three of the world’s most prominent and iconic quick service restaurant brands – TIM HORTONS®, BURGER KING®, and POPEYES®. These independently operated brands have been serving their respective guests, franchisees and communities for over 45 years.

Forward-Looking Statements

This press release includes forward-looking statements, which are often identified by the words “may,” “might,” “believes,” “thinks,” “anticipates,” “plans,” “expects,” “intends” or similar expressions and reflect management’s expectations regarding future events and operating performance and speak only as of the date hereof. These forward-looking statements include statements about RBI’s expectations regarding the exchange of the Exchangeable Units for common shares of the Company. The factors that could cause actual results to differ materially from RBI’s expectations are detailed in filings of RBI with the U.S. Securities and Exchange Commission and on SEDAR in Canada, such as its annual and quarterly reports and current reports on Form 8-K, and include the following: risks related to RBI’s substantial indebtedness, which could adversely affect its financial condition and prevent it from fulfilling its obligations. RBI undertakes no obligation to update forward-looking statements to reflect events or circumstances after the date hereof.

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